AMENDED AND RESTATED
ADMINISTRATION AGREEMENT


This AGREEMENT dated             , 2000, amends and restates the
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ADMINISTRATION AGREEMENT, dated July 1, 1987, made by and between The Rightime
Fund, Inc., a Maryland corporation (the "Corporation") for The Rightime Blue Chip Fund Series (the "Fund"), and Rightime Administrators, Inc., a Pennsylvania corporation (the "Administrator").

BACKGROUND

The Corporation is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund is a series of the Corporation and has been organized for the purpose of investing its funds in securities and has retained an investment advisor for this purpose. The Fund desires to avail itself of the facilities available to the Administrator with respect to the administration of its day-to-day affairs, and the Administrator is willing to furnish such administrative services on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Corporation, on behalf of the Fund, hereby appoints the Administrator to administer the Fund's affairs, subject to the overall supervision of the Board of Directors of the Corporation, for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees during such period to render the services herein described and to assume the obligations set forth herein, for the compensation herein provided.

2. Subject to the supervision of the Board of Directors of the Corporation, the Administrator shall administer the Fund's affairs and, in connection therewith, shall furnish the Fund with office facilities, and shall be responsible for (i) maintaining the Fund's books and records (other than financial or accounting books and records or those being mentioned by the Fund's custodian, transfer agent, distributor, or accounting services agents); (ii) overseeing the Fund's insurance relationships; (iii) preparing for the Fund (or assisting counsel and/or auditors in the preparation of) all required tax returns, proxy statements and reports to the Fund's shareholders and Directors and reports to and other filings with the Securities and Exchange Commission and any other governmental agency (the Corporation agreeing to supply or to cause to be supplied to the Administrator any necessary financial and other information in connection with the foregoing); (iv) preparing such applications and reports as may be necessary to register or maintain the Corporation's registration and/or the registration of the Fund's shares under the securities or "blue-sky" laws of the various states (the Corporation agreeing to pay all filing fees or other similar fees in connection therewith); (v) responding to all inquiries or other communications of shareholders and broker-dealers, if any, which are directed to the Administrator, or, if any such inquiry or communication is more properly to be responded to by the Fund's transfer agent, custodian, distributor, or accounting services agents, overseeing their response thereto; (vi) overseeing all relationships between the Fund and its custodian, transfer agent, distributor, and accounting services agents, including the negotiation of agreements in relation thereto and the supervision of the performance of such agreements; and (vii) authorizing and directing any of the Administrator's directors, officers and employees who may be elected as directors or officers of the Corporation to serve in the capacities in which they are elected. All services to be furnished by the Administrator under this Agreement may be furnished through the medium of any such directors, officers or employees of the Administrator. The Corporation authorizes the Administrator to appoint and contract with other parties to perform certain of the services to be furnished by the Administrator under this Agreement, subject to ratification by the officers of the Corporation and any such contract shall be countersigned by the Corporation to confirm such ratification. The Corporation represents that it will cooperate with the Administrator and any other parties retained by the Administrator under this Agreement in the performance of services to be rendered by the Administrator or any other parties retained by the Administrator. The Corporation further represents that it will indemnify and hold the Administrator harmless from and against any loss, liability and expense, including any legal expenses arising from failure of the Corporation to so cooperate with the Administrator and other parties retained by the Administrator to perform services under this Agreement, or arising from any error, omission, inaccuracy or other deficiency in information provided by the Corporation, or the failure of the Corporation to provide any portion of such or any information needed by the Administrator or any parties retained by the Administrator to perform the services to be rendered under this Agreement.

In connection with the services rendered by the Administrator under this Agreement, the Administrator will bear all of the following expenses:

(i) The salaries and expenses of all personnel of the Corporation, in connection with their service to the Fund, and the Administrator, except the fees of directors who are not affiliated persons of the Administrator or the Fund's investment advisor.

(ii) All expenses incurred by the Administrator or by the Fund in connection with administering the ordinary course of the Fund's business other than those assumed by the Corporation, on behalf of the Fund, herein.

(iii) The fees of any party with whom the Administrator may contract to perform certain of the services to be furnished by the Administrator under this Agreement.

The Corporation, on behalf of the Fund, assumes and will pay the expenses described below:

(a) The fees and expenses of any investment advisor or expenses otherwise incurred by the Fund in connection with the management of the investment and reinvestment of the Fund's assets;

(b) The fees and expenses of the distributor;

(c) The fees and expenses of directors who are not affiliated persons of the Administrator, the investment advisor or the distributor;

(d) The fees and expenses of the custodian, which relate to (i) the custodial function and the recordkeeping connected therewith, (ii) the maintenance of the required accounting records of the Fund not being maintained by the Administrator, (iii) the pricing of the shares of the Fund, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Board of Directors of the Corporation, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Fund's securities and (v) all other expenses related to the performance of duties by the custodian for the Fund;

(e) The fees and expenses of the Fund's transfer and dividend disbursing agent, who may be the custodian, which relate to the maintenance of each shareholder account;

(f) The charges and expenses of legal counsel and independent accountants for the Fund;

(g) Brokers' commissions and any issue or transfer taxes chargeable to the Fund in connection with its securities transactions;

(h) All taxes and corporate fees payable by the Fund to federal, state or other governmental agencies;

(i) The Fund's proper proportionate share of the fees of any trade association of which the Corporation may be a member;

(j) The cost of stock certificates representing and non-negotiable share deposit receipts evidencing shares of the Fund, if any;

(k) The Fund's proper proportionate share of the fees and expenses involved in registering and maintaining registrations of the Corporation and the shares of the Fund with the Securities and Exchange Commission, registering the Fund as a broker-dealer and qualifying its shares for sale under state securities laws, including the preparation and printing of the Corporation's registration statements and prospectuses for filing under federal and state securities laws for such purposes;

(l) Allocable communications expenses with respect to investor services and all expenses of shareholders, and directors, meetings and of preparing, printing and mailing prospectuses and reports to shareholders in the amount necessary for distribution to the shareholders; and

(m) Litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

3. The Administrator hereby agrees to pay the organization expenses of, and the expenses incurred in connection with the initial offering or distribution of shares by, the Fund, except that the Fund shall reimburse the Administrator for such organization expenses, amortized and paid over 60 months, commencing from the date the Fund becomes effective.

4. As full compensation for the services performed and the facilities furnished by the Administrator, the Corporation, on behalf of the Fund, shall pay the Administrator a fee based on the rates stated in Schedule A of this Agreement. This fee will be computed daily and shall be payable twice monthly according to such schedule as is set forth from time to time by the parties to this Agreement and approved by the Board of Directors of the Corporation. This fee shall be prorated for any fraction of a month at the commencement or termination of this Agreement.

In the event the expenses of the Fund for any fiscal year (including the fees payable to the Administrator and the Fund's investment advisor, but excluding interest, taxes, brokerage commission, distribution fees, litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business) exceed the limits set by applicable regulation of state securities commissions, if any, the compensation payable to the Administrator will be reduced by eighty percent (80%) of the amount of such excess. If for any month such expenses exceed such limitation after giving effect to the above reduction of the fees payable to the Administrator and the Fund's investment advisor, the payment to the Administrator for that month will be reduced or postponed so that at no time will there be any accrued but unpaid liability under this expense limitation. Any such reductions or payments are subject to readjustment during the year, and the Administrator's obligation hereunder will be limited to the amount of its fee paid or accrued with respect to such fiscal year.

5. The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder, and specifically assumes no responsibilities for investment advice or the investment or reinvestment of the Fund's assets or the sale of its shares.

6. The Administrator shall not be liable for any error of judgment or mistake of law for any loss suffered by the Fund in connection with the matters to which this Agreement relates, whether incurred by the Administrator or by any other parties retained by the Administrator to perform services under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Administrator's part in the performance of its duties or from reckless disregard by the Administrator of its obligations and duties under this Agreement. The Corporation agrees to indemnify and hold the Administrator harmless from any and all loss, liability, and expense, including any legal expenses, arising out of the Administrator's performance, or status, or any act or omission of the Administrator, or that of any party retained by the Administrator to perform services under this Agreement, unless such loss, liability, or expense is due to the willful misfeasance, bad faith or gross negligence of the Administrator. The Corporation further agrees to indemnify and hold any party retained by the Administrator to perform services under this Agreement harmless from any and all loss, liability, and expense, including any legal expenses arising out of such party's performance, or status, or any act or omission of such party, unless such loss, liability or expense is due to the willful misfeasance, bad faith or gross negligence of such party. Any person employed by the Administrator, who may be or become an employee of and paid by any other entity affiliated with the Fund, such as the investment advisor, distributor, or custodian for the Fund, shall be deemed, when acting within the scope of his employment by such other affiliated entity, to be acting in such employment solely for such other affiliated entity and not as the Administrator's employee or agent.

7. This Agreement shall continue in effect for a period of more than two (2) years from the date hereof only so long as such continuance is specifically approved at least annually by the Board of Directors of the Corporation provided, however, that this Agreement may be terminated by the Corporation at any time, without the payment of any penalty, by the Board of Directors of the Corporation or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Administrator at any time, without the payment of any penalty, on not more than sixty (60) days' nor less than thirty (30) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940
Act).

8. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Administrator who may also be a director, officer or employee of the Corporation to engage in any other business or to devote his time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the right of the Administrator to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

9. During the term of this Agreement, the Corporation agrees to furnish the Administrator at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material provided for distribution to stockholders of the Fund or the public, which refer in any way to the Administrator, prior to use thereof, and not to use such material if the Administrator reasonably objects in writing within five (5) business days (or such other time as may be mutually agreed upon) after receipt thereof. In the event of termination of this Agreement, the Corporation will continue to furnish to the Administrator copies of any of the above mentioned materials which refer in any way to the Administrator. The Corporation shall furnish or otherwise make available to the Administrator such other information relating to the business affairs of the Fund as the Administrator at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

10. This Agreement may be amended by mutual written consent.

11. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                         THE RIGHTIME FUND, INC.

                         By:  --------------------------
                              David J. Rights
                              President

[Corporate Seal]     Attest:  --------------------------
                              Edward S. Forst, Sr.
                              Secretary

                              RIGHTIME ADMINISTRATORS, INC.

                         By:  --------------------------
                              David J. Rights
                              President

[Corporate Seal]     Attest:  --------------------------
                              Edward S. Forst, Sr.
                              Secretary


SCHEDULE A
ADMINISTRATION AGREEMENT

Attached to and part of the Administration Agreement dated           , 2000
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between The Rightime Fund, Inc. (the "Corporation") for The Rightime Blue Chip
Fund (the "Fund") and Rightime Administrators, Inc. (the "Administrator").

CURRENT FEE SCHEDULE

I. Class A Shares

* The Corporation, on behalf of the Fund, shall pay the Administrator a fee at the annualized rate of 0.85 of one percent (0.85%) of the first five-hundred million dollars of the Fund's Class A Shares average daily net assets and 0.80 of one percent (0.80%) of the Fund's Class A Shares average daily net assets in excess of five-hundred million dollars.

II. Class C Shares

* The Corporation, on behalf of the Fund, shall pay the Administrator a fee at the annualized rate of 0.70 of one percent (0.70%) of the first five-hundred million dollars of the Fund's Class C Shares average daily net assets and 0.65 of one percent (0.65%) of the Fund's Class C Shares average daily net assets in excess of five-hundred million dollars.